UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2019

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Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)

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Maryland	333-215272	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

6340 South 3000 East, Suite 500
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of Luma at West Palm Beach (which is described in Item 2.01) is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 30, 2019, a wholly owned subsidiary of Cottonwood Communities, Inc. (“we,” “our” or “us”) completed the acquisition of a multifamily community located in West Palm Beach, Florida ("Luma at West Palm Beach") from Luma at West Palm Beach, LLC, an unaffiliated third party.

Luma at West Palm Beach is a 245-unit multifamily community that was completed in 2018. The average occupancy rate of Luma at West Palm Beach for 2018, calculated using financial information provided by the seller and primarily including the property’s lease-up period, was 73.8%. As of closing, Luma at West Palm Beach was 84.1% occupied. The property is located five miles west of Palm Beach International Airport and is comprised of a mix of one-, two-, and three-bedroom units with an average size of 1,122 square feet and total rentable square feet of 274,889. Property amenities include gated access, a heated resort-style pool with cabanas, fitness center, 5,500-square-foot clubroom, business center and dog park.

The contract purchase price for Luma at West Palm Beach was approximately $67.0 million, excluding closing costs. We funded the purchase price with proceeds from our ongoing initial public offering and proceeds from the credit facility discussed in Item 2.03 below.

Item 2.03. Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

On May 30, 2019, in conjunction with the acquisition of Luma at West Palm Beach, we, through a wholly owned subsidiary of our operating partnership, entered a Master Credit Facility Agreement with Berkadia Commercial Mortgage, LLC, an unaffiliated lender, under the Fannie Mae credit facility program (the “Facility”). Pursuant to the terms of the Facility, we obtained an advance secured against Luma at West Palm Beach in the amount of $35,995,000. The advance carries an interest-only term of 10 years and bears a fixed interest rate of 3.93% and is evidenced by a Multifamily Note. We have the right to prepay all or a portion of the Facility at any time subject to certain fees and conditions contained in the loan documents.

We may finance other future acquisitions through the Facility. The aggregate loan-to-value ratio for all advances made with respect to the Facility cannot exceed 65% at the time any advance is made. There is no limit on the amount that we can borrow under the Facility so long as we maintain the loan-to-value ratio and other requirements set forth in the Facility loan documents. Each advance will be cross-collateralized with the other advances. The Facility permits us to sell the multifamily apartment communities that are secured by the Facility individually provided that certain debt coverage ratios and other requirements are met.

The foregoing summary description of the Facility is qualified in its entirety by reference to the Master Credit Facility Agreement and Multifamily Note, copies of which are included as Exhibit 10.5 and Exhibit 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired

The required financial statements for the property will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

(b) Pro Forma Financial Information

See paragraph (a) above.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1
Purchase and Sale Agreement by and between Luma at West Palm Beach, LLC and Cottonwood Communities O.P., LP dated March 26, 2019 (incorporated by reference to Exhibit 10.9 to the Company's Post-Effective Amendment no. 2 to its Registration Statement on Form S-11 (No. 333-215272) filed May 3, 2019)

10.2
Assignment and Assumption of Purchase and Sale Agreement by and between Cottonwood Communities O.P., LP and CC West Palm, LLC dated April 29, 2019 (incorporated by reference to Exhibit 10.10 to the Company's Post-Effective Amendment no. 2 to its Registration Statement on Form S-11 (No. 333-215272) filed May 3, 2019)

10.3	First Amendment to Purchase and Sale Agreement by and between Luma at West Palm Beach, LLC and Cottonwood Communities O.P., LP dated April 15, 2019
10.4	Second Amendment to Purchase and Sale Agreement by and between Luma at West Palm Beach, LLC and Cottonwood Communities O.P., LP dated April 17, 2019
10.5	Master Credit Facility Agreement by and between CC West Palm and Berkadia Commercial Mortgage LLC dated May 30, 2019
10.6	Multifamily Note by and between CC West Palm and Berkadia Commercial Mortgage LLC dated May 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	Chief Executive Officer

Date:   June 3, 2019